Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FIRST QUARTER 2023 RESULTS

Lake Forest, IL, April 24, 2023 – Packaging Corporation of America (NYSE: PKG) today reported first quarter 2023 net income of $190 million, or $2.11 per share, and net income of $198 million, or $2.20 per share, excluding special items. First quarter net sales were $2.0 billion in 2023 and $2.1 billion in 2022.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	March 31,
	2023	2022	Change
Reported Diluted EPS	$2.11	$2.70	$(0.59)
Special Items Expense (1)	0.09	0.02	0.07
Diluted EPS excluding Special Items	$2.20	$2.72	$(0.52)

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the first quarter of 2023 include special items primarily for closure costs related to corrugated products facilities and design centers.

Excluding special items, the ($.52) per share decrease in first quarter 2023 earnings compared to the first quarter of 2022 was driven primarily by lower volumes in the Packaging ($.95) and Paper ($.04) segments, higher operating costs ($.27), higher depreciation expense ($.11), higher freight and logistics expenses ($.04), higher non-operating pension expense ($.04), and higher converting costs ($.02). These items were partially offset by higher prices and mix in the Packaging $.58 and Paper $.18 segments, a lower share count resulting from share repurchases in the second half of 2022 $.11, lower interest expense $.03, lower other expenses $.03, lower scheduled maintenance outage expenses $.01, and a lower tax rate $.01.

Results were ($.03) below first quarter guidance of $2.23 per share primarily due to lower volume and lower prices and mix in the Packaging segment.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	March 31,
	2023	2022
Segment income (loss)
Packaging	$268.0	$362.2
Paper	34.1	22.4
Corporate and Other	(31.4)	(28.1)
	$270.7	$356.5

Segment income (loss) excluding special items
Packaging	$277.4	$363.0
Paper	35.6	23.7
Corporate and Other	(31.4)	(28.1)
	$281.6	$358.6

EBITDA excluding special items
Packaging	$391.6	$463.9
Paper	41.0	29.0
Corporate and Other	(27.7)	(25.7)
	$404.9	$467.2

In the Packaging segment, total corrugated products shipments and shipments per day were down (12.7%) compared to the first quarter of 2022. Containerboard production was 1,086,000 tons, and containerboard inventory was down 36,000 tons from the first quarter of 2022 and up 6,000 tons compared to the fourth quarter of 2022. In the Paper segment, sales volume was down 23,000 tons from the first quarter of 2022 and down 6,000 tons compared to the fourth quarter of 2022.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Packaging segment demand was below our expectations for the quarter. Consumer spending continues to be negatively impacted by higher interest rates and persistent inflation along with consumer buying preferences skewed more towards services versus durable and non-durable goods. After a strong start in January, consumer spending was increasingly softer as the quarter progressed, similar to our box shipments during the quarter. In addition, the PMI index indicates manufacturing has remained in contraction territory for the last five months and continued to decline. We ran our system in a very cost-effective manner based on this lower demand, and we managed containerboard inventories to our targeted weeks-of-inventory supply. Price and mix in our Packaging segment are still above last year’s levels, although the positive impact was lower than expected primarily due to a price decrease in the published benchmark containerboard grades after our guidance was provided. However, even with these unanticipated market headwinds, we were able to offset most of the negative impact through our cost management and process efficiency optimization efforts at our mills and corrugated products plants, along with energy prices being lower than expected. The Paper segment had outstanding results driven by continued realization of our previously announced price increases and the benefits of our newly optimized paper business.”

"Looking ahead as we move from the first and into the second quarter,” Mr. Kowlzan added, “although there is one less shipping day for the corrugated business, we expect improved volume in our Packaging segment. However, prices will be lower as a result of the previously published domestic containerboard price decreases along with lower export prices. Sales volume as well as prices and mix in the Paper segment are assumed to be slightly lower based on lower demand. Although we do look for most operating costs to trend lower, our converting costs, scheduled maintenance outage expense and depreciation expense will be higher. Primarily due to recent increases in contract rail rates at most of our mills, we expect higher freight and logistics expenses compared to the first quarter. Considering these items, we expect second quarter earnings of $1.96 per share."

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently anticipate special items in the second quarter of 2023 to include charges, fees, and expenses for paper-to-containerboard conversion related activities at the Jackson, AL mill. We do not currently expect any additional significant special items during the second quarter; however, additional special items may arise due to second quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 88 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 1st Quarter 2023 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Tuesday, April 25, 2023 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10173949/f56146fa14
OR
CALL-IN NUMBER:	(866) 777-2509 (U.S.); (866) 605-3852 (Canada) or (412) 317-5413 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	April 25, 2023 through May 9, 2023

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 5863789

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended
	March 31,
	2023		2022
Net sales	$1,976.3		$2,136.4
Cost of sales	(1,544.9)	(1)	(1,603.2)	(2)
Gross profit	431.4		533.2
Selling, general, and administrative expenses	(148.2)	(1)	(161.1)
Other expense, net	(12.5)	(1)	(15.6)	(2)
Income from operations	270.7		356.5
Non-operating pension (expense) income	(2.0)		3.6
Interest expense, net	(15.4)		(19.8)
Income before taxes	253.3		340.3
Provision for income taxes	(63.2)		(86.1)
Net income	$190.1		$254.2

Earnings per share:
Basic	$2.12		$2.71
Diluted	$2.11		$2.70

Computation of diluted earnings per share under the two class method:
Net income	$190.1	$254.2
Less: Distributed and undistributed income available to participating securities	(1.6)	(2.0)
Net income attributable to PCA shareholders	$188.5	$252.2
Diluted weighted average shares outstanding	89.4	93.3
Diluted earnings per share	$2.11	$2.70

Supplemental financial information:
Capital spending	$112.4	$213.2
Cash, cash equivalents, and marketable debt securities	$520.2	$778.4

(1)
The three months ended March 31, 2023 include the following:

a.
$9.7 million of charges consisting of closure costs related to corrugated products facilities and design centers. These items were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.

b.
$1.2 million of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

(2)
The three months ended March 31, 2022 include the following:

a.
$1.5 million of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.6 million of charges consisting of closure costs related to corrugated products facilities and acquisition and integration costs related to the December 2021 Advance Packaging Corporation acquisition, which were recorded in "Cost of sales" and “Other expense, net”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2023	2022
Segment sales
Packaging	$1,808.6	$1,964.5
Paper	150.9	153.5
Corporate and Other	16.8	18.4
	$1,976.3	$2,136.4

Segment income (loss)
Packaging	$268.0	$362.2
Paper	34.1	22.4
Corporate and Other	(31.4)	(28.1)
Income from operations	270.7	356.5
Non-operating pension (expense) income	(2.0)	3.6
Interest expense, net	(15.4)	(19.8)
Income before taxes	$253.3	$340.3

Segment income (loss) excluding special items (1)
Packaging	$277.4	$363.0
Paper	35.6	23.7
Corporate and Other	(31.4)	(28.1)
	$281.6	$358.6

EBITDA excluding special items (1)
Packaging	$391.6	$463.9
Paper	41.0	29.0
Corporate and Other	(27.7)	(25.7)
	$404.9	$467.2

____________

(1)
Segment income (loss) excluding special items, earnings before non-operating pension (expense) income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2023	2022
Packaging
Segment income	$268.0	$362.2
Facilities closure and other costs	9.7	0.6
Jackson mill conversion-related activities	(0.3)	0.2
Segment income excluding special items (1)	$277.4	$363.0

Paper
Segment income	$34.1	$22.4
Jackson mill conversion-related activities	1.5	1.3
Segment income excluding special items (1)	$35.6	$23.7

Corporate and Other
Segment loss	$(31.4)	$(28.1)
Segment loss excluding special items (1)	$(31.4)	$(28.1)

Income from operations	$270.7	$356.5

Income from operations, excluding special items (1)	$281.6	$358.6

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	March 31,
	2023				2022
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$253.3	$(63.2)	$190.1	$2.11	$340.3	$(86.1)	$254.2	$2.70
Special items (2):
Facilities closure and other costs	9.7	(2.4)	7.3	0.08	0.6	(0.2)	0.4	0.01
Jackson mill conversion-related activities	1.2	(0.3)	0.9	0.01	1.5	(0.4)	1.1	0.01
Total special items	10.9	(2.7)	8.2	0.09	2.1	(0.6)	1.5	0.02
Excluding special items	$264.2	$(65.9)	$198.3	$2.20	$342.4	$(86.7)	$255.7	$2.72

____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension expense (income), interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended
	March 31,
	2023	2022
Net income	$190.1	$254.2
Non-operating pension expense (income)	2.0	(3.6)
Interest expense, net	15.4	19.8
Provision for income taxes	63.2	86.1
Depreciation, amortization, and depletion	129.6	109.7
EBITDA (1)	$400.3	$466.2
Special items:
Facilities closure and other costs	4.9	0.6
Jackson mill conversion-related activities	(0.3)	0.4
EBITDA excluding special items (1)	$404.9	$467.2

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended
	March 31,
	2023	2022
Packaging
Segment income	$268.0	$362.2
Depreciation, amortization, and depletion	119.0	100.9
EBITDA (1)	387.0	463.1
Facilities closure and other costs	4.9	0.6
Jackson mill conversion-related activities	(0.3)	0.2
EBITDA excluding special items (1)	$391.6	$463.9

Paper
Segment income	$34.1	$22.4
Depreciation, amortization, and depletion	6.9	6.4
EBITDA (1)	41.0	28.8
Jackson mill conversion-related activities	—	0.2
EBITDA excluding special items (1)	$41.0	$29.0

Corporate and Other
Segment loss	$(31.4)	$(28.1)
Depreciation, amortization, and depletion	3.7	2.4
EBITDA (1)	(27.7)	(25.7)
EBITDA excluding special items (1)	$(27.7)	$(25.7)

EBITDA excluding special items (1)	$404.9	$467.2

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.